Exhibit 10.4

SHAREHOLDER RIGHTS AGREEMENT

Dated as of June 21, 2021

THIS SHAREHOLDER RIGHTS AGREEMENT (as amended, modified or supplemented in accordance with the terms hereof, this “Agreement”) is entered into as of June 21, 2021 by and among Angel Oak Mortgage, Inc., a Maryland corporation (the “Company”), Falcons I, LLC, a Delaware limited liability company (the “Manager”), and NHTV Atlanta Holdings LP, a Delaware limited partnership (the “Investor”).

RECITALS

WHEREAS, in connection with the IPO (as defined herein), the Company intends to consummate the transactions described in the IPO Registration Statement (as defined herein);

WHEREAS, pursuant to the limited partnership agreement, as amended, of Angel Oak Mortgage Fund, LP (the “Fund”), the Investor, as a limited partner in the Fund, shall be receiving a distribution of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), from the Fund prior to or concurrently with the completion of the IPO; and

WHEREAS, pursuant to a letter agreement, dated as of December 16, 2019, between the Manager and the Investor, the Manager agreed to enter into, and for the Company to enter into, this Agreement to set forth certain understandings and agreements with respect to certain corporate governance matters relating to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.      Certain Defined Terms. As used herein, the following terms shall have the meanings as set forth below:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that notwithstanding the foregoing, neither the Company nor the Manager nor any of their respective controlled subsidiaries shall be deemed an Affiliate of the Investor.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (other than solely through a revocable proxy) has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the city of New York, New York are obligated by law to close.

“Bylaws” means the Bylaws of the Company, as the same may be amended, modified or restated from time to time.

“Charter” means the charter of the Company.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fund” has the meaning set forth in the Recitals.

“Investor” has the meaning set forth in the Preamble.

“Investor Nominee” has the meaning set forth in Section 2.1(a).

“IPO” means the initial public offering of Common Stock of the Company, as described in the IPO Registration Statement.

“IPO Registration Statement” means the Registration Statement on Form S-11 (Registration No. 333-256301), as amended, of the Company.

“Nomination Information” has the meaning set forth in Section 2.1(b).

“Nomination Termination Date” has the meaning set forth in Section 2.1(g).

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.2.      Construction. Unless the context requires otherwise, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. Unless otherwise noted, all references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides). This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1.     Board Nomination Rights.

(a)            Each of the Company and the Manager agrees, to the fullest extent permitted by applicable law (including with respect to any standard of conduct required of directors under Maryland law), until the Nomination Termination Date, (i) to include in the slate of nominees recommended by the Board, or its Nominating and Corporate Governance Committee, as applicable, for election at any annual or special meeting of stockholders of the Company at which directors are to be elected (or consent in lieu of such a meeting) one (1) individual designated by the Investor for election pursuant to this Section 2.1 (the “Investor Nominee”), and (ii) to nominate, recommend and use its commercially reasonable efforts to solicit the vote of stockholders of the Company to elect the Investor Nominee (which efforts shall, to the fullest extent permitted by applicable law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting of the recommendation of the Board that the stockholders of the Company vote in favor of the Investor Nominee); provided, however, that no such action with respect to the Investor Nominee shall be required if the Board determines, after consultation with outside legal counsel, that the Investor Nominee has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Exchange Act, or any comparable successor provision, or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any public company, in which case, the Investor shall withdraw the designation of such Investor Nominee and shall designate another individual as the Investor Nominee, whose replacement will also be subject to the requirements of this Section 2.1(a).

(b)            The Investor shall take all necessary action to cause the Investor Nominee to consent to all reference and background checks and to provide such information (including information necessary to determine the Investor Nominee’s independence status as well as information necessary to determine any disclosure obligations of the Company) as the Board, or its Nominating and Corporate Governance Committee, as applicable, may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements (collectively, the “Nomination Information”), which requests shall be of the same type and scope as the Board or the Nominating and Corporate Governance Committee, as applicable, requests of all other nominees to the Board.

(c)            The Investor shall provide notice to the Company and the Manager identifying the Investor Nominee, together with all Nomination Information about the proposed Investor Nominee as shall be reasonably requested by the Board, or its Nominating and Corporate Governance Committee, as applicable, no later than the earlier of (i) fifteen Business Days following the written request of the Company or the Manager and (ii) the time by which such information is reasonably requested by the Board (or the Nominating and Corporate Governance Committee thereof) to be delivered (which time shall be concurrent with the request for such information from and otherwise consistent with the request for such information from the other nominees). If the Investor fails to designate the Investor Nominee it is entitled to designate prior to such time, then the Investor Nominee previously designated by the Investor and then serving on the Board (if any is qualified to be nominated in accordance with this Agreement) shall be the proposed Investor Nominee.

(d)            Prior to the Nomination Termination Date, the Investor shall have the exclusive right to designate a nominee to fill any vacancy created by reason of the death, resignation or removal of the Investor Nominee, and such nominee will be promptly elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; provided, however, that no such action with respect to the replacement Investor Nominee shall be required if the Board determines, after consultation with outside legal counsel, that such replacement Investor Nominee has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Exchange Act, or any comparable successor provision, or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any public company, in which case the Investor shall withdraw the designation of such replacement Investor Nominee and shall designate another individual as the Investor Nominee, whose replacement will also be subject to the requirements of this Section 2.1(d).

(e)            The Investor Nominee serving as a director shall be subject to the policies and requirements of the Company and the Board, including the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, in a manner consistent with the application of such policies and requirements to other members of the Board, and shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled; provided, that the Investor Nominee shall not be eligible to receive compensation (including equity awards) applicable to unaffiliated non-employee directors. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Investor Nominee (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Investor Nominee with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Charter, the Bylaws, applicable law or otherwise.

(f)            Promptly upon the Company’s request at any time after the Nomination Termination Date or a determination by the Board after consultation with outside legal counsel, that an Investor Nominee currently serving as a director of the Company has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Exchange Act, or any comparable successor provision, or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any public company, the Investor shall use its best efforts to cause the then-serving Investor Nominee to promptly resign as a director of the Company, and, if the Nomination Termination Date has not occurred, may designate another individual as the Investor Nominee. If an Investor Nominee does not resign within fifteen (15) days of any such request, all obligations of the Company and the Manager under this Section 2.1 shall terminate, and the Investor shall have no further rights to designate an Investor Nominee (as a replacement therefor).

(g)            All obligations of the Company and the Manager under this Section 2.1 shall terminate, and the Investor shall have no further rights to designate an Investor Nominee (as a replacement therefor), at such time as the Investor and its Affiliates shall Beneficially Own, in the aggregate, shares of Common Stock representing less than 10% of the shares of Common Stock then outstanding (excluding shares of Common Stock that are subject to issuance upon the exercise or exchange of rights of conversion, or any options, warrants or other rights to acquire shares of Common Stock) (the date of termination of the obligations of the Company and the Manager under this Section 2.1, the “Nomination Termination Date”).

(h)            As of the date of this Agreement, the Investor has designated Edward Cummings as the initial Investor Nominee, and the Company and the Manager have determined that the Investor Nominee satisfies the requirements of this Section 2.1.

ARTICLE III

REPRESENTATIONS AND COVENANTS

Section 3.1.     Organization, Authority and Binding Effect.

(a)            The Company is a corporation validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors’ rights generally and except as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought).

(b)            The Manager is a limited liability company validly existing and in good standing under the laws of the State of Delaware. The Manager has all requisite limited liability company power, capacity and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of the Manager. This Agreement has been duly executed and delivered by the Manager and constitutes the valid and binding obligation of the Manager, enforceable against it in accordance with its terms (except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors’ rights generally and except as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought).

(c)            The Investor is a limited partnership validly existing and in good standing under the laws of the State of Delaware. The Investor has all requisite limited partnership power, capacity and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor, and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms (except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors’ rights generally and except as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought).

ARTICLE IV

MISCELLANEOUS

Section 4.1.    Termination. This Agreement shall automatically terminate and be of no further force and effect at the Nomination Termination Date.

Section 4.2.    Further Assurances. Each of the parties hereto agrees that it shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.

Section 4.3.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf) or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 4.4.      Consents, Designations and Notices. All consents, designations, notices, requests, demands, claims and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered, when transmitted if transmitted by facsimile (with written confirmation of transmission) or electronic mail (read-receipt requested and received), and the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express). In each case notice shall be sent to:

(a)	If to the Company:

Angel Oak Mortgage, Inc.
c/o Falcons I, LLC

3344 Peachtree Roade NE, Suite 1725

Atlanta, Georgia 30326

Attention: Dory Black
E-mail:dory.black@angeloakcapital.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: J. Gerard Cummins
Facsimile: (212) 839-5599
E-mail: jcummins@sidley.com

(b)	If to the Manager:

Falcons I, LLC
3344 Peachtree Road NE, Suite 1725

Atlanta, Georgia 30326
Attention: Dory Black
E-mail: dory.black@angeloakcapital.com

(c)	If to the Investor:

NHTV Atlanta Holdings LP
1585 Broadway

New York, NY 10019
Attention: Tia Lowe
E-mail: Tia.Lowe@morganstanley.com

Any party hereto may change the address, electronic mail address or facsimile number to which consents, demands, notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other party hereto notice in the manner herein set forth.

Section 4.5.      Governing Law; Judicial Proceedings; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws thereof. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally submits to the exclusive jurisdiction and venue in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, Northern Division, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree (a) to consent to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof); and (b) that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 4.4. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 4.6.      Enforcement. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted as provided in Section 4.5, in addition to any other remedy to which they may be entitled, at law or in equity and that each party hereto agrees to waive any requirements for the securing or posting of any bond or other security in connection with such remedy.

Section 4.7.      Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto and any party subsequently made a party hereto. Any agreement on the part of a party hereto to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party hereto of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 4.8.      Assignment. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each of the Company, the Manager and the Investor.

Section 4.9.        Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 4.10.      Headings and Captions. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.11.      Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates with respect to the subject matter hereof and thereof and (b) is not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties hereto and thereto, as the case may be, and their respective successors and permitted assigns.

Section 4.12.      Certain Transactions. In the event of any stock split, reverse stock split, stock dividend or distribution, subdivision, or any change in the Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Common Stock” used herein shall be deemed to refer to and include all such dividends and distributions and any other securities into which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Angel Oak Mortgage, Inc.

By:	/s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer

MANAGER:

Falcons I, LLC

By:	/s/ Dory Black
Name: Dory Black
Title: Secretary

INVESTOR:

NHTV Atlanta Holdings LP

By:	/s/ Teddy Cummings
Name: Teddy Cummings
Title: Vice President

- Signature Page to NHTV Shareholder Rights Agreement – Angel Oak Mortgage, Inc.